Exhibit 99.1

FOR IMMEDIATE RELEASE	18444 Highland Road Baton Rouge, Louisiana 70809

Edgen Group Inc. Announces

2013 Annual Meeting of Stockholders And Record Date

BATON ROUGE, LOUISIANA -- February 21, 2013. Edgen Group Inc. (the “Company” or “Edgen Group”) (NYSE: EDG) announced today that it will hold its 2013 Annual Meeting of Stockholders on Friday, May 10, 2013 at 10:00 a.m. Central Daylight Time at the Company’s corporate office located at 18444 Highland Road, Baton Rouge, Louisiana 70809.

Stockholders who own common stock as of the close of business on the record date of March 18, 2013 are entitled to receive notice of, to vote at and to attend the Annual Meeting of Stockholders or any related adjournments or postponements.

About Edgen Group

Edgen Group is a leading global distributor of specialized products and services to the energy sector and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate and related components. Edgen Group is headquartered in Baton Rouge, Louisiana. Additional information is available at www.edgengroup.com.

Investor inquiries:

Erika Fortenberry, 225-756-9868

Director of Investor Relations